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                                                                    EXHIBIT 23.2

                          COUTRET & ASSOCIATES, INC.
                         PETROLEUM RESERVOIR ENGINEERS
                        401 EDWARDS STREET - SUITE 810
                       SHREVEPORT, LOUISIANA 71101-3148

HENRY C. COUTRET, JR., P.E.                             TELEPHONE (318) 221-0482
ROBERT M. McGOWEN, P.E.                                       FAX (318) 221-3202
MARK D. POMEROY, P.E.                                        coutret@coutret.com


                   CONSENT OF INDEPENDENT RESERVE ENGINEERS

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-3 (File No. 333-      ) of Goodrich Petroleum Corporation of
our reserve report dated March 29, 2000, relating to the estimated proved reserves of oil and natural gas and the related statements of future cash flows and present values of future net revenues thereof and other related calculations as of January 1, 2000 which appears in Goodrich Petroleum Corporation's Registration Statement on Form S-1 filed on September 29, 2000.


                                               /s/ ROBERT M. McGOWEN
                                               --------------------------------
                                               Robert M. McGowen
                                               Coutret and Associates, Inc.

October 1, 2001